Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of VIASPACE GREEN ENERGY INC. of our report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, dated March 30, 2010 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of VIASPACE GREEN ENERGY INC. for the year ended December 31, 2009 and December 31, 2008.

/S/ Goldman Kurland &Mohidin LLP

Encino, California

January 21, 2011